Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), entered into as of March 12, 2014, is executed and delivered by ACRC LENDER LLC, a Delaware limited liability company (“Borrower”) in favor of CITY NATIONAL BANK, a national banking association, as the arranger and administrative agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), in light of the following:

WHEREAS, Borrower, Agent, and the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) are, contemporaneously herewith, entering into that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower desires to secure its obligations under the Loan Documents to which it is a party (including the Credit Agreement) by granting to Agent, for the benefit of the Lender Group and the Bank Product Providers, security interests in the Collateral as set forth herein; and

WHEREAS, Borrower will benefit directly from the financial accommodations from Agent and the Lenders and the Bank Product Providers to Borrower.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Agent and Borrower agree as follows:

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1.                            Definitions.   All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.  As used in this Agreement, the following terms shall have the following definitions:

“Account” means any “account” (as that term is defined in the Code).

“Additional Documents” has the meaning set forth in Section 2.4(c) of this Agreement.

“Agent” has the meaning set forth in the preamble of this Agreement.

“Agent’s Liens” means the Liens granted by Borrower to Agent, for the benefit of the Lender Group and the Bank Product Providers, under this Agreement or the other Loan Documents to which Borrower is a party.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Bank Product Obligations” has the meaning set forth in the Credit Agreement.

“Bank Product Providers” has the meaning set forth in the Credit Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, and any successor statute.

“Borrower” has the meaning set forth in the preamble of this Agreement.

“Code” means the New York Uniform Commercial Code as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Collateral” means all of Borrower’s now owned or hereafter acquired right, title, and interest in and to each of the following:  Collateral Account, Pledged Investments and all other Investments identified as Pledged Investments on any Pledged Investments Certificate that may be delivered to Agent from time to time pursuant to Section 5.2 of the Credit Agreement; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering the Collateral Account and Pledged Investments, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Collateral Account” means a Securities Account or Deposit Account maintained by Borrower with City National Bank and described on Schedule 2.7.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower and its Subsidiaries.

“Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Deposit Account” means any “deposit account” (as that term is defined in the Code).

“General Intangibles” means “general intangibles” (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“Lender” and “Lenders” have the respective meanings set forth in the recitals to this Agreement.

“Lender Group” has the meaning set forth in the Credit Agreement.

“Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Protest” means the right of Borrower to protest any Lien (other than any Lien that secures the Secured Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) any such protest is instituted reasonably promptly and prosecuted reasonably diligently by Borrower in good faith, and (b) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent’s Liens.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Secured Obligations” means, with respect to Borrower, (a) all liabilities, obligations, or undertakings owing by Borrower to Agent and the Lenders of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Credit Agreement, this Agreement, or any of the other Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, indemnities, fees (including attorneys fees), and expenses (including interest, costs, indemnities, fees, and expenses, in each case that accrues after the commencement of any Insolvency Proceeding irrespective of whether a claim therefor is allowed or allowable in whole or in part in such case or proceeding) and any and all other amounts which Borrower is required to pay pursuant to any of the foregoing, by law, or otherwise, and (b) all Bank Product Obligations.

“Voidable Transfer” has the meaning set forth in Section 11.8 to this Agreement.

1.2.                            Code.   Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.3.                            Construction.   Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section,  subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other

Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth therein).  In the event of a direct conflict between the terms and provisions of this Agreement and the Credit Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Credit Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Borrower and supplemental rights and remedies in favor of Agent, in each case in respect of the Collateral, shall not be deemed a conflict with the Credit Agreement.  Any reference herein to the payment in full of the Secured Obligations shall mean the payment in full in cash in Dollars (or cash collateralization or receipt of a backup letter of credit or other arrangements reasonably satisfactory to Agent and the Issuing Lender in accordance with the terms of the Credit Agreement) of all Secured Obligations other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Providers to remain outstanding and that are not required by the provisions of the Credit Agreement to be repaid or cash collateralized and the termination of the Revolver Commitments.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.4.                            Schedules and Exhibits.   All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.                                      CREATION OF SECURITY INTEREST.

2.1.                            Grant of Security Interest.   Borrower hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, subject to Permitted Liens, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Secured Obligations in accordance with the terms and conditions of the Loan Documents and Bank Product Agreements and in order to secure prompt performance by Borrower of Borrower’s covenants and duties under the Loan Documents and Bank Product Agreements.  Agent’s Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent or Borrower.  Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral, except as otherwise permitted under the Credit Agreement.

2.2.                            Negotiable Collateral.   In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent’s security interest is dependent on or enhanced by possession, Borrower, promptly upon the request of Agent, shall endorse and assign such Negotiable Collateral to Agent and deliver physical possession of such Negotiable Collateral to Agent.

2.3.                            Collection of Accounts, General Intangibles, Negotiable Collateral.   At any time after the occurrence and during the continuance of an Event of Default,

Agent or Agent’s designee may (a) notify the obligors under any Pledged Investment of Borrower that the Collateral has been assigned to Agent or that Agent has a security interest therein, or (b) collect the Collateral directly and charge the reasonable collection costs and expenses to the Loan Account.  Borrower agrees that, at any time after the occurrence and during the continuance of an Event of Default, it will hold in trust for Agent, as Agent’s trustee, any Collections that it receives and promptly will deliver said Collections to Agent in their original form as received by Borrower.

2.4.                            Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

(a)         Borrower authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as being of equal or lesser scope or with greater detail or (ii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  Borrower also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.

(b)         [Intentionally omitted.]

(c)          Borrower shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, security agreements, pledges, assignments, and all other documents (collectively, the “Additional Documents”) with respect to the Collateral that Agent may reasonably request in its Permitted Discretion, in form and substance reasonably satisfactory to Agent, to create, perfect and continue perfected or to better perfect Agent’s Liens in the Collateral (whether now owned or hereafter arising or acquired, tangible or intangible), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

2.5.                            Power of Attorney.   Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent’s officers, employees, or agents designated by Agent) as Borrower’s true and lawful attorney, with power to:  (a) if Borrower refuses to, or fails to execute and deliver in a reasonably timely manner, any of the documents described in Section 2.4, sign the name of Borrower on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing, endorse Borrower’s name on any Collection item that may come into Agent’s possession; and (c) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Collateral directly with Account Debtors, for amounts and upon terms which Agent reasonably determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases which Agent reasonably determines to be necessary.  The appointment of Agent as Borrower’s attorney, and each and every one of Agent’s rights and powers, being coupled with an interest, is irrevocable until, and shall terminate when, all of the Secured Obligations have been paid in full and performed.

2.6.                            Right to Inspect.   Agent and its officers, employees, or agents shall have the right, upon reasonable notice to Borrower, at any time during usual business hours, to inspect Borrower’s Books and make copies or abstracts thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided, however, that so long as no Event of Default has occurred and is continuing, in no event shall Agent conduct more than one appraisal of the Collateral during any fiscal year of Borrower.

2.7.                            Control.   If an Event of Default has occurred and is continuing, Borrower agrees that it will not transfer assets out of the Collateral Account; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may transfer, use and distribute its assets (and the proceeds thereof) that are in the Collateral Account to the extent not prohibited by this Agreement, the Credit Agreement or the other Loan Documents.  Upon the occurrence and during the continuance of an Event of Default, Agent may liquidate the Collateral Account and remit the proceeds thereof to Agent’s Account.  Set forth in Schedule 2.7 hereto is a description of the Collateral Account as of the Closing Date.

3.                                      REPRESENTATIONS AND WARRANTIES.

3.1                               Place of Business/Chief Executive Office; FEIN.  The chief executive office of Borrower and all other locations at which Borrower has a place of business are set forth on Schedule 3.1 hereto.  Borrower’s FEIN and organizational identification number are set forth on Schedule 3.1 hereto.

3.2                               Other Representations and Warranties.  Borrower represents and warrants that when the UCC financing statements in appropriate form are filed with the Delaware Secretary of State, the Liens granted hereunder shall constitute valid and perfected security interests in the Collateral, prior to all other Liens and rights of others therein except for the Liens expressly permitted under the Credit Agreement, to the extent that a security interest therein may be perfected by filing pursuant to the UCC, assuming the proper filing and indexing thereof.

4.                                      AFFIRMATIVE COVENANTS.

4.1                               Performing Obligations. Borrower covenants and agrees that, promptly upon receipt of any payments, dividends, distributions, or other proceeds by Borrower in connection with the Collateral (and in any event within one Business Day of Borrower’s receipt thereof), Borrower shall deposit or cause to be deposited any and all such proceeds in the Collateral Account.

4.2                               Notification of Changes.  Borrower covenants and agrees that it shall provide ten (10) days prior written notice of any change to Borrower’s (a) name, (b) corporate, partnership or limited liability structure, (c) organizational number, or (d) jurisdiction of organization (together with copies of any documents evidencing such change) to Agent.

5.                                      [INTENTIONALLY OMITTED.]

6.                                      AGENT’S RIGHTS AND REMEDIES.

6.1.                            Rights and Remedies.   Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies available to Agent as provided hereafter, Agent may, at its election, without notice of its election and without demand, do any one or more of the following with respect to the Collateral (to the fullest extent permitted by law), all of which are authorized by Borrower:

(a)         [Intentionally omitted.]

(b)         Without notice to Borrower and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Secured Obligations any Collateral consisting of moneys, credits or other property belonging to Borrower at any time held by or coming into the possession of Agent;

(c)          Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Credit Agreement or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

(d)         Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent reasonably considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all out-of-pocket costs and expenses actually incurred or expended in connection therewith;

(e)          Without notice or demand upon Borrower, make such payments and do such acts as Agent considers reasonably necessary or reasonable to protect its security interest in the Collateral.  Borrower agrees to make available to Agent or provide Agent access to any books and records related to the Collateral if Agent so requires;

(f)           Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Secured Obligations any and all (i) balances and deposits of Borrower held by Agent, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Agent;

(g)          Hold, as cash collateral, any and all balances and deposits of Borrower held by Agent to secure the full and final repayment of all of the Secured Obligations;

(h)         [Intentionally Omitted.]

(i)             Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as are commercially reasonable (it being understood and agreed that (without limiting the generality of the foregoing) actions in accordance with Section 9-610 through 9-613 of the Code shall be deemed to be commercially reasonable).  It is not necessary that the Collateral be present at any such sale;

(j)            Agent shall give notice of the disposition of the Collateral as follows:

(i)                                     Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made; and

(ii)                                  The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 9, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(k)         Agent may credit bid and purchase at any public sale;

(l)             Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate the same and, to the maximum extent permitted by law, may seek the appointment of such a receiver or keeper without the requirement of prior notice or a hearing;

(m)     Agent shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

(n)         Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.  Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

6.2.                            Remedies Cumulative.   Agent’s rights and remedies under this Agreement, and the other Loan Documents shall be cumulative.  Agent shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Agent of one right or remedy shall be deemed an election, and no waiver by Agent of any Event of Default on Borrower’s part shall be deemed a continuing waiver.  No delay by Agent shall constitute a waiver, election, or acquiescence by it.

7.                                      TAXES AND EXPENSES REGARDING THE COLLATERAL.

If Borrower fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit (in each case, to the extent (I) required under the terms of this Agreement and the other Loan Documents, and (II) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, such claims of such third parties are not subject to a

Permitted Protest) then, Agent, in its Permitted Discretion, may request Borrower to pay any of such monies, make such deposits or furnish such required proof, and if Borrower shall fail to take such actions (other than pursuant to a Permitted Protest), Agent may, in its Permitted Discretion, do any or all of the following: (a) make payment of the same or any part thereof or  (b) set up such reserves in the Loan Account as Agent in its Permitted Discretion deems necessary to protect Agent from the exposure created by such failure.  Any such payments or deposits by Agent shall immediately become additional Secured Obligations, shall bear interest at the applicable rate described in the Credit Agreement, and shall be secured by the Collateral.  Any payments made by Agent shall not constitute an agreement by Agent to make similar payments in the future or a waiver by the Agent, of any Event of Default under this Agreement.  Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

8.                                      WAIVERS; INDEMNIFICATION.

8.1.                            Demand; Protest; etc.   Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Agent, on which Borrower may in any way be liable.

8.2.                            Agent’s Liability for Collateral.   So long as Agent complies with its obligations under the Code and the express terms hereof, Agent shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person.  Without limiting the generality of the foregoing, Agent shall be deemed to have complied with its obligations under the Code if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property.  All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

8.3.                            Expenses.  Irrespective of whether the transactions contemplated by the Loan Documents are consummated, Borrower agrees to pay on demand any and all Lender Group Expenses in accordance with the terms of the Credit Agreement.

8.4.                            Indemnity.  In addition to the payment of expenses pursuant to Section 8.3 hereof, and irrespective of whether the transactions contemplated hereby are consummated, Borrower agrees to indemnify, exonerate, defend, pay, and hold harmless the Agent-Related Persons and the Lender-Related Persons (collectively the “Indemnitees” and individually as “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, the reasonable and documented fees and disbursements of one counsel for such Indemnitees in connection with any investigation, administrative, or judicial proceeding, whether such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the use or intended use of the proceeds of the Loans or the consummation of the transactions contemplated by the Credit Agreement or the other Loan Documents, including any matter relating to or arising out of the filing or recordation of any of the Loan Documents which filing or recordation is done based upon information supplied by Borrower to Agent and its counsel (the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation hereunder to any Indemnitee to the extent that such Indemnified Liabilities are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, fraud  or willful misconduct of such Indemnitee or the violation of the express terms of this Agreement by such Indemnitee.  Each Indemnitee will promptly notify Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 8.4.  To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  The obligations of Borrower under this Section 8.4 shall survive the termination of this Agreement and the discharge of Borrower’s other obligations hereunder.

9.                                 NOTICES.   All notices and other communications hereunder to Agent or Borrower shall be in writing and shall be mailed, sent or delivered in accordance with the Credit Agreement.

10.                               GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

10.1.                     THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

10.2.                     THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND TO THE EXTENT SUCH COURTS HAVE IN PERSONAM JURISDICTION OVER THE BORROWER OR IN REM JURISDICTION OVER SUCH COLLATERAL OR OTHER PROPERTY.  BORROWER AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO

ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.2 AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

10.3.       TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  BORROWER AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.4.       BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS  LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

10.5.                     (A) NO CLAIM MAY BE MADE BY BORROWER AGAINST THE AGENT, ANY LENDER, ISSUING LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM, AND (B) NO CLAIM MAY BE MADE BY THE AGENT AGAINST BORROWER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF BORROWER, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED

BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH OF THE PARTIES REFERENCED ABOVE IN THIS SECTION 10.5  HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

11.                               GENERAL PROVISIONS.

11.1.       Effectiveness.   This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Agent.

11.2.       Successors and Assigns.   This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Agent’s prior written consent and any prohibited assignment shall be absolutely void.  No consent to an assignment by Agent shall release Borrower from its Secured Obligations.  Agent may assign this Agreement and its rights and duties hereunder pursuant to the Credit Agreement and no consent or approval by Borrower is required in connection with any such assignment except as required by the Credit Agreement.  To the extent that Agent assigns its rights and obligations to a third Person, Agent thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

11.3.       Section Headings.   Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

11.4.       Interpretation.   Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent or Borrower, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

11.5.       Severability of Provisions.   Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

11.6.       Amendments in Writing.   This Agreement can only be amended by a writing signed by Agent and Borrower.

11.7.       Counterparts; Telefacsimile Execution.   This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

11.8.       Revival and Reinstatement of Obligations.   If the incurrence or payment of the Secured Obligations by Borrower or the transfer by Borrower to Agent or any Lender of any property of Borrower should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Agent or any Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Agent or any Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of Agent and the Lenders related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

11.9.       Continuing Security Interest.   This Agreement shall create a continuing security interest in the Collateral, subject to Permitted Liens, and shall: (i) remain in full force and effect until the payment in full of the Secured Obligations; (ii) be binding upon Borrower and its successors and assigns; and (iii) inure to the benefit of Agent and its successors, transferees, and assigns.  Upon the payment in full of the Secured Obligations, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to Borrower.  Upon any such termination, Agent will, at Borrower’s expense, execute and deliver to Borrower such documents as such Borrower shall reasonably request to evidence such termination.  Such documents shall be prepared by Borrower and shall be in form and substance reasonably satisfactory to Agent.

12.          [INTENTIONALLY OMITTED.]

13.          RELEASE OF LIENS.  Agent hereby agrees to execute Lien releases with respect to any Collateral as may be reasonably requested by (and prepared by) Borrower  (at the sole cost and expense of Borrower) (i) upon the termination of the Revolver Commitments and payment in full of all Secured Obligations, or (ii) to the extent that such Collateral constitutes property being sold or disposed of in accordance with the provisions of the Credit Agreement if a release is required or requested in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under the Credit Agreement and the other Loan Documents.  Agent hereby further agrees, upon receipt by Agent of an updated Pledged Investments Certificate delivered pursuant to Section 5.2 of the Credit Agreement, the Investments identified therein as a Pledged Investment shall thereafter constitute Collateral for all purposes hereunder and any existing Pledged Investment identified in such Pledged Investments Certificate to be released shall, and all proceeds of such Pledged Investments shall also, be deemed automatically released from the Agent’s Lien under the Loan Documents and shall no longer constitute Collateral hereunder and Agent agrees to execute any release documentation reasonably requested by Borrower in furtherance thereof at Borrower’s sole expense.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

ACRC LENDER LLC,
a Delaware limited liability company

By:	/s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President

[SIGNATURE PAGE TO SECURITY AGREEMENT]

AGENT:

CITY NATIONAL BANK,
a national banking association

By:	/s/ Brandon L. Feitelson
Name: Brandon L. Feitelson
Title: Senior Vice President

[SIGNATURE PAGE TO SECURITY AGREEMENT]